UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2008 (October 23, 2008)

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida	000-28179	59-3404233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 2000 - 1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01.

Entry into a Material Agreement.

The following discussion provides only a brief description of the document described below.  The discussion is qualified in its entirety by the full text of the agreement.

On October 9, 2008 we reported that we entered into a Development Agreement with Mr. Abdul Ladha, our chief executive officer, chief financial officer, a director and a major shareholder, Overture Development Corporation, Surrey Central City Ltd. (“Surrey”) and Bullion Reef Holdings Ltd. (“Bullion”).  Mr. Ladha is the sole officer, director and shareholder of Overture Development Corporation and the sole officer and director of Surrey.  Bullion is the sole shareholder of Surrey.  The Ladha Family Trust is the sole shareholder of Bullion.  Although Mr. Ladha is not a beneficiary of the Ladha Family Trust, the trust benefits members of his family.  Pursuant to the Development Agreement, we agreed to purchase one-half of the issued and outstanding capital stock of Surrey from Bullion for a purchase price of approximately $1.35 million.

Surrey is the owner of 4 vacant lots (collectively referred to as the “Property”) adjacent to 9655 King George Highway, Surrey, British Columbia.  We own 9655 King George Highway and are in the process of improving it.  Surrey intends to explore the potential of developing the Property by improving it with a residential 4-storey complex consisting of 76 condominiums of approximately 45,000 square feet.  Our board of directors believes that this development has significant potential and has determined that the acquisition of a 50% interest in Surrey will be in our best interests and in the best interests of our shareholders.

The purchase price is subject to an upward adjustment in the event of either of the following occurrences.  The purchase price may be increased to reflect the increase in value that will accrue to the Property if Surrey decides to develop the Property with a 6-storey complex rather than a 4-storey complex.  The purchase price may also be increased to reflect the increase in value that will accrue to the Property if Surrey is able to acquire an adjacent lot (13509 96th Ave.) owned by an unrelated third party.  Negotiations relating to the acquisition of the lot have been on-going and, if the adjacent lot is acquired, Surrey will be able to develop the Property (which will include the adjacent lot) with a significantly larger structure.

On October 20, 2008, Surrey entered into an agreement to purchase 13509 96th Ave. $700,000.  On October 22, 2008 we and Bullion, Surrey, Mr. Ladha and Overture Development Corporation agreed to amend the Development Agreement to provide that Bullion will be entitled to convert up to $1 million of principal amount and interest accrued on such amount into shares of our common stock at a price of $0.036 per share.  The amendment also corrected the per share conversion price, which was incorrectly stated in the Development Agreement as “the last sale price of one share of the Company’s common stock on the date on which this [Development] Agreement is executed” to “the last sale price of one share of the Company’s common stock on the date on which this [Development] Agreement is executed, plus 20% of that price”.

Item 9.01.

Financial Statements and Exhibits

10.1

Amendment to Development Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

/s/ Abdul Ladha

Abdul Ladha, Chief Executive Officer

Dated:  October 23, 2008

Exhibit 10.1

AMENDMENT TO DEVELOPMENT AGREEMENT

This Amendment to Development Agreement (the “Amendment”) is made effective as of the 22nd day of October 2008 among

ABLEAUCTIONS.COM, INC. (hereinafter the “Company”), whose office or principal place of business is 1963 Lougheed Highway, Coquitlam, British Columbia, Canada V3K 3T8,

and

ABDUL LADHA and OVERTURE DEVELOPMENT CORPORATION, (hereinafter the “Developer”), whose office or principal place of business is 1963 Lougheed Highway, Coquitlam, British Columbia, Canada V3K 3T8,

and

SURREY CENTRAL CITY HOLDINGS LTD. (hereinafter “Surrey”), whose office or principal place of business is 217-713 Columbia St., New Westminster, British Columbia, Canada V3M 1B2

and

BULLION REEF HOLDINGS LTD., (hereinafter “Bullion”), whose office or principal place of business is 217-713 Columbia St., New Westminster, British Columbia, Canada V3M 1B2

and is based upon the following recitals:

A.

On October 6, 2008 the parties entered into a Development Agreement wherein Bullion agreed to sell and the Company agreed to purchase 50 shares of the capital stock of Surrey (the “Stock”).

B.

The agreed to Purchase Price for the Stock is $1,347,440 US, subject to the adjustments set forth in paragraph 3(c) of the Development Agreement.

C.

On October 22, 2008, Surrey and an unrelated third party reached an agreement whereby Surrey can purchase additional property, as contemplated by paragraph 3(c) of the Development Agreement, which will increase the site area of the proposed development to approximately 55,000 square feet.

NOW THEREFORE, based on the foregoing and pursuant to paragraph 5(e) of the Development Agreement, the parties have agreed to amend the Development Agreement as follows:

1.

Amendment to Paragraph 3(b) of the Development Agreement.  Paragraph 3(b) of the Development Agreement, which currently states:

(b)

Payment of Purchase Price.  The purchase price for the Stock is $1,347,440 US (the “Purchase Price”), subject to adjustment as described herein, and shall be paid as follows:

(i)

$673,720 US in cash shall be paid upon execution of this Agreement and

(ii)

$673,720 US will be paid with a convertible promissory note (the “Note”), in substantially the form attached to this Agreement as Attachment 1.  The Note will have a term of one year.  The Note will accrue simple interest at the rate of prime plus 2% per annum.  The Note will include a provision that will allow Bullion to convert some or all of the principal amount and some or all of the accrued interest into shares of the Company’s common stock.  The number of shares of common stock to be issued to Bullion upon conversion of the principal and accrued interest will be computed by using the last sale price of one share of the Company’s common stock on the date on which this Agreement is executed.  Bullion understands and agrees that the Company may not issue shares of its common stock to Bullion until it receives approval of its additional listing application from the American Stock Exchange and, if required, approval by the Company’s shareholders.  If the Company fails to obtain approval of the additional listing application or approval from its shareholders (if required), then the Company will be required to immediately pay this portion of the purchase price in cash.

shall be deleted and the following will appear in its place:

(b)

Payment of Purchase Price.  The purchase price for the Stock is $1,347,440 US (the “Purchase Price”), subject to adjustment as described herein, and shall be paid as follows:

(i)

$673,720 US in cash shall be paid upon execution of this Agreement and

(ii)

$673,720 US (plus any adjustment required to be made pursuant to paragraph 3(c)) will be paid with a convertible promissory note (the “Note”), in substantially the form attached to this Agreement as Attachment 1.  The Note will have a term of one year.  The Note will accrue simple interest at the rate of prime plus 2% per annum.  The Note will include a provision that will allow Bullion to convert some or all of the principal amount as it may be adjusted, but no more than $1 million in principal amount, and some or all of the interest that accrues on the amount to be converted, into shares of the Company’s common stock.  The number of shares of common stock to be issued to Bullion upon conversion of the principal and accrued interest will be computed by using the last sale price of one share of the Company’s common stock on the date on which this Agreement is executed, plus 20% of that price.  Bullion understands and agrees that the Company may not issue shares of its common stock to Bullion until it receives approval of its additional listing application from the American Stock Exchange and, if required, approval by the Company’s shareholders.

2.

Amendment to Paragraph 3(c) of the Development Agreement.  Paragraph 3(c) of the Development Agreement, which currently states:

(c)

Adjustment to Purchase Price.  The purchase price has been determined assuming that Surrey will develop a 4 storey wood frame structure on the Property.  The parties acknowledge that:

•

in January 2009, builders may be permitted to build 6 storey structures in the Province of British Columbia, rather than be limited to 4 storey structures.  The parties agree that if Surrey develops a 6 storey wood frame structure on the Property, the purchase price for the Stock will be adjusted to reflect the increase in the value of the Property that will result from the increase in density.

•

Surrey has been in the past, and is currently, negotiating with an unrelated third party to acquire an additional property that would increase the site area to approximately 55,000 square feet.  The parties agree that if Surrey acquires the additional property within 12 months of the purchase of the Stock, the purchase price for the Stock will be adjusted to reflect the increase in the value of the Property that will result from the increase in the site area.

In the case of either of the above adjustments, the increase in value will be determined by at least 2 appraisers independent from the parties and each other.  If the appraisers cannot agree on the increase in value, then the increase in value will equal the average of the appraisers’ findings of increased value.  Unless the Company wishes to seek shareholder approval for issuing additional shares of common stock to Bullion, the increase in the purchase price resulting from either of the above adjustments will be paid in cash.

shall be deleted and the following will appear in its place:

(c)

Adjustment to Purchase Price.  The Purchase Price has been determined assuming that Surrey will develop a 4 storey wood frame structure on the Property.  The parties acknowledge that:

•

in January 2009, builders may be permitted to build 6 storey structures in the Province of British Columbia, rather than be limited to 4 storey structures.  The parties agree that if Surrey develops a 6-storey wood frame structure on the Property, the purchase price for the Stock will be adjusted to reflect the increase in the value of the Property that will result from the increase in density.

•

Surrey has been in the past, and is currently, negotiating with an unrelated third party to acquire an additional property that would increase the site area to approximately 55,000 square feet.  The parties agree that if Surrey acquires the additional property within 12 months of the purchase of the Stock, the purchase price for the Stock will be adjusted to reflect the increase in the value of the Property that will result from the increase in the site area.

In the case of either of the above adjustments, the increase in value will be determined by at least 2 appraisers independent from the parties and each other.  If the appraisers cannot agree on the increase in value, then the increase in value will equal the average of the appraisers’ findings of increased value.  One-half of the increase in the Purchase Price shall be paid in cash and the remainder of the increase shall be added to the principal amount due under the Note and paid in accordance to its terms.

3.

Amendment to Paragraph 1 of the Note.  Paragraph 1 of the Note, which currently states:

This Promissory Note (the “Note”) is made and executed as of the date referred to above, by Ableauctions.com Inc., a Florida corporation (the “Borrower”).  By this Note, the Borrower promises and agrees to pay to the order of Bullion Reef Holdings Ltd. (the “Lender”), at 217-713 Columbia St., New Westminster, British Columbia V3M 1B2 Canada or at such other place as the Lender may designate in writing, the principal sum of Six Hundred and Seventy Three Thousand Seven Hundred and Twenty and 00/100 Dollars ($673,720 US), together with simple interest thereon until paid in full, both before and after judgment, at the prime rate as announced by the Royal Bank of Canada plus 2%, per annum.  Interest shall be computed on the basis of a 360 day year and a 30 day month.

shall be amended to state:

This Promissory Note (the “Note”) is made and executed as of the date referred to above, by Ableauctions.com Inc., a Florida corporation (the “Borrower”).  By this Note, the Borrower promises and agrees to pay to the order of Bullion Reef Holdings Ltd. (the “Lender”), at 217-713 Columbia St., New Westminster, British Columbia V3M 1B2 Canada or at such other place as the Lender may designate in writing, the principal sum of Six Hundred and Seventy Three Thousand Seven Hundred and Twenty and 00/100 Dollars ($673,720 US), as such principal amount may be increased in accordance with the terms of that certain Development Agreement that was made and entered into on October 6, 2008, together with simple interest thereon until paid in full, both before and after judgment, at the prime rate as announced by the Royal Bank of Canada plus 2%, per annum.  Interest shall be computed on the basis of a 360 day year and a 30 day month.

4.

Amendment to Paragraph 5 of the Note.  Paragraph 5 of the Note, which currently states:

The Lender, in its sole and absolute discretion, may elect to receive the payment of some or all of the principal amount and some or all of any accrued interest (i) in cash or (ii) in shares of the Borrower’s common stock, $0.001 par value.  If the Lender elects to receive payment in common stock, the number of shares of common stock to be issued shall be determined by using the closing price of the common stock on the trading day immediately prior to the date of this Note, as that price may be adjusted for a subdivision of the common stock into a greater number of shares or a combination of common stock into a smaller number of shares.

shall be amended to state:

The Lender, in its sole and absolute discretion, may elect to receive the payment of some or all of the principal amount, up to $1 million, and some or all of any interest accrued on the aforesaid principal amount (i) in cash or (ii) in shares of the Borrower’s common stock, $0.001 par value.  If the Lender elects to receive payment in common stock, the number of shares of common stock to be issued shall be determined by using the closing price of the common stock on the trading day immediately prior to the date of this Note plus 20%, as that price may be adjusted for a subdivision of the common stock into a greater number of shares or a combination of common stock into a smaller number of shares.

5.

Miscellaneous.

(a)

Notice.  Unless otherwise specifically provided in this Amendment, all notices, demands, requests, consents, approvals or other communications (collectively and severally called “Notices”) required or permitted to be given hereunder, or which are given with respect to this Amendment, shall be in writing, and shall be given by: (1) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (2) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (3) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (4) by mailing by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the 5th business day following the date mailed).  Notices shall be addressed to the address hereinabove set forth in the introductory paragraph of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto.

(b)

Cooperation.  Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Amendment, all without undue delay or expense.

(c)

Entire Agreement/No Collateral Representations.  Each party expressly acknowledges and agrees that this Amendment (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, proposals, commitments, guarantees, assurances, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written (collectively and severally, the “prior agreements”), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements.  No prior drafts of this Agreement, and no words or phrases from any prior drafts, shall be admissible into evidence in any action or suit involving this Agreement.

(d)

Severability.  If any term or provision of this Amendment or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event:  (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (2) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

(e)

Counterparts.   This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto.  Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Amendment identical in form hereto by having attached to it one or more additional signature pages.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

“COMPANY”

Ableauctions.com, Inc.

By:

     Barrett Sleeman, Director

“DEVELOPER”

Abdul Ladha

Overture Development Corporation

By:

     Abdul Ladha, President

“SURREY”

Surrey Central City Holdings Ltd.

By:

     Abdul Ladha, President

BULLION REEF HOLDINGS LTD.

Bullion Reef Holdings Ltd.

By:

      Abdul Ladha, President